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                                                                    EXHIBIT 24.2


                               RESOLUTION OF THE
                               -----------------
                             BOARD OF DIRECTORS OF
                             ---------------------
                               PG&E CORPORATION
                               ----------------

                               February 19, 1997
                               -----------------

          WHEREAS, on January 23, 1997, this Board of Directors approved the acquisition of 100 percent of the outstanding stock of Valero Energy Corporation ("Valero Energy") through an exchange of shares of Valero Energy common stock for shares of common stock of this corporation, immediately following a planned spin-off by Valero Energy to its shareholders of Valero Refinery and Marketing Company ("Valero R&M") subject to certain terms and conditions, including the receipt of a fairness opinion from the investment banking firm of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch");

          WHEREAS, this corporation formed a subsidiary, PG&E Acquisition Corporation ("Merger Sub"), to be merged with and into Valero Energy (the "Merger") to effectuate the acquisition of Valero Energy;

          WHEREAS, this corporation and Merger Sub entered into an Agreement and Plan of Merger, dated as of January 31, 1997 (the "Merger Agreement"), for the acquisition of 100 percent of the stock of Valero Energy in exchange for consideration predicated on a total enterprise value of approximately $1.5 billion following the planned spin-off of Valero R&M;

          WHEREAS, pursuant to the Merger, all shares of Valero Energy common stock and options to purchase Valero Energy common stock (collectively, "Valero Energy Stock") outstanding immediately prior to the Merger shall be converted into shares of this corporation's common stock or options to purchase such shares (as the case may be) in accordance with the terms of the Merger Agreement, and each share of the common stock of Merger Sub outstanding immediately prior to the Merger shall be converted into one share of common stock of Valero Energy, the surviving corporation; and

          WHEREAS, Merrill Lynch has issued a fairness opinion concluding that the proposed consideration to be paid by this corporation pursuant to the Merger, taken as a whole, is fair to the corporation from a financial point of view;

          NOW, THEREFORE, BE IT RESOLVED that the Merger Agreement is hereby approved, and that actions of the officers, counsel, and agents of this corporation on behalf of this corporation in connection with the Merger Agreement and the acquisition of Valero Energy are hereby ratified and confirmed in all respects; and

          BE IT FURTHER RESOLVED that the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, and the General Counsel of this corporation, and the Chairman of the Board of Pacific Gas Transmission Company (collectively, the
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"Delegated Officers") each are hereby authorized to execute and deliver any amendments or modifications to the Merger Agreement as such officers may determine to be advisable, provided that the Delegated Officers shall not be authorized to amend or modify the Merger Agreement to provide for additional consideration to be paid by this corporation in connection with the Merger; and

          BE IT FURTHER RESOLVED that, in connection with the Merger, this corporation shall issue such number of shares of this corporation's common stock (the "Stock") to the holders of the Valero Energy Stock outstanding immediately prior to the Merger as provided for by the terms of the Merger Agreement, as may be amended or modified by any of the Delegated Officers, subject to the limitations herein; and

          BE IT FURTHER RESOLVED that the officers and counsel of this corporation are hereby authorized, jointly and severally, to take such actions and execute and deliver such agreements and documents on behalf of this corporation as may in their judgment be necessary, convenient, or appropriate to carry out these resolutions, including, without limitation, the preparation, execution, and filing of a registration statement or statements under the Securities Act of 1933 with the Securities and Exchange Commission, and any necessary amendments or supplements thereto, with respect to the Stock (the "Registration Statement"); and

          BE IT FURTHER RESOLVED that each of BRUCE R. WORTHINGTON, LESLIE H. EVERETT, LINDA Y.H. CHENG, ERIC MONTIZAMBERT, KATHLEEN RUEGER, GARY P. ENCINAS, CRAIG M. BUCHSBAUM, and GRACE U. SHIN is hereby authorized to sign the Registration Statement on behalf of this corporation and all amendments or supplements thereto, and to do any and all acts necessary to satisfy the requirements of the Securities Act of 1933 and the regulations of the Securities and Exchange Commission adopted pursuant thereto with regard to the filing of the Registration Statement and all amendments or supplements thereto; and

          BE IT FURTHER RESOLVED that each of the Delegated Officers, the Corporate Secretary, each Assistant Corporate Secretary, and the Assistant Treasurer of this corporation is hereby authorized on behalf of this corporation to sign any applications to be made to the New York Stock Exchange, the Pacific Stock Exchange, and any other stock exchange as may be deemed appropriate by any of the foregoing officers for the listing thereon of the Stock, and any documents or agreements relating thereto, and to make such changes therein, as may be necessary to conform with requirements for listing, to appear, if necessary, before the officials of an exchange, and to appoint an agent for this corporation to carry out necessary acts in connection with such listing, if determined by such officer to be necessary or advisable; and

          BE IT FURTHER RESOLVED that this corporation shall issue and deliver, at or after the closing and at such other times as contemplated by the Merger Agreement,

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certificates representing the shares of Stock in the form heretofore approved by this Board and in accordance with said Merger Agreement; and

          BE IT FURTHER RESOLVED that the certificates representing said Stock may be executed and authenticated by facsimile signatures of the Chairman of the Board and of the Corporate Secretary of this corporation; and

          BE IT FURTHER RESOLVED that the Transfer Agent of this corporation is hereby authorized and requested to countersign, by manual or facsimile signature, and deliver in accordance with directions of the Corporate Secretary of this corporation fullpaid certificates representing whole shares only for all or any part of said Stock when such certificates are duly executed and authenticated in the manner provided for in the resolutions of this Board, and also to countersign, by manual or facsimile signature, and deliver additional new fullpaid certificates representing all or any part of such Stock, upon receiving and cancelling therefor fullpaid certificates representing a like number of shares of such Stock duly assigned and transferred by the registered owner or owners thereof, their successors, or assigns; and

          BE IT FURTHER RESOLVED that WELLS FARGO BANK, N.A., Registrar of Transfers, is hereby authorized and requested to register and countersign, by manual signature, fullpaid certificates for all or any part of said Stock when such certificates, duly executed and authenticated in the manner provided for in the resolutions of this Board and countersigned, by manual or facsimile signature, by its Transfer Agent are presented for registration, and also to register and countersign additional new fullpaid certificates representing all or any part of such Stock when executed, authenticated, and countersigned as above described and accompanied by cancelled old certificates representing a like number of shares of such Stock, in lieu of which such new certificates are to be issued; and

          BE IT FURTHER RESOLVED that the officers, employees, and agents of this corporation, including the Transfer Agent and WELLS FARGO BANK, N.A., as Registrar of Transfers, are hereby authorized and directed to do any and all things necessary in order so to issue and deliver said shares and the certificates representing said shares; and

          BE IT FURTHER RESOLVED that the appropriate officers of this corporation are authorized to prepare, execute, and file all necessary other documents, and to take all action which, as a result of the proposed issuances of the Stock herein authorized, may be required to comply with the securities or blue sky laws of the various states and jurisdictions of the United States; and that this Board of Directors hereby adopts the form of any resolutions required by any such authority to be filed in connection with any applications, consents to service, issuers' covenants, or other documents if (1) in the opinion of the officers of this corporation executing the same, adoption of such resolutions is necessary or appropriate, and (2) the Corporate Secretary or an Assistant Corporate Secretary of this corporation evidences such adoption by inserting in the minutes of this meeting copies of

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such resolutions, which will thereupon be deemed to be adopted by this Board of
Directors with the same force and effect as if presented at this meeting; and

          BE IT FURTHER RESOLVED that the officers, counsel, and Transfer Agent of this corporation each are authorized to perform and to do such acts and things and to execute and deliver such other agreements, undertakings, documents, instruments, or certificates as such officer may deem necessary, desirable, or appropriate in order to carry out the intent of the foregoing resolutions and fully to perform the obligations of this corporation under the agreements executed and delivered on behalf of this corporation pursuant to such resolutions.

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